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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Precision Castparts Corp.:

    We consent to the incorporation by reference in this registration statement and prospectus on Form S-3 of Precision Castparts Corp. of our report dated March 22, 1996, except as to notes 3 and 5, which are as of April 9, 1996 and note 18 which is as of August 9, 1996, with respect to the consolidated balance sheet of The Olofsson Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995, which report appears in the Form 8-K/A of Precision Castparts Corp. dated May 31, 1996.

    We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in this Registration Statement and Prospectus.

                                          KPMG Peat Marwick LLP


Lansing, Michigan
October 25, 1996